EXHIBIT 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-115544) of our report dated January 20, 2006, on our audits of the consolidated financial statements of Minden Bancorp, Inc. and Subsidiary as of December 31, 2005, and 2004 and for the years then ended as of December 31, 2005.


/s/ Heard, McElroy & Vestal, LLP
--------------------------------
Heard, McElroy & Vestal, L.L.P.
Shreveport, Louisiana
March 31, 2006


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